EXHIBIT 11.01
                                                                   -------------

        STATEMENTS OF COMPUTATION OF BASIC AND DILUTED NET LOSS PER SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                 THREE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                          ---------------------------------
                                                              2002                 2003
                                                          ------------         ------------
                                                                               (AS RESTATED)
      Loss applicable to common stockholders              $    (12,520)        $    (15,474)
                                                          ============         ============

      Basic and diluted:

      Weighted average shares of common stock
          outstanding                                       64,887,681           70,161,057

                                                          ------------         ------------
      Weighted average shares used in                       64,887,681           70,161,057
          computing basic and diluted net loss per
          share

      Basic and diluted net loss per share                $      (0.19)        $      (0.22)
                                                          ============         ============

                                                                 NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                          ---------------------------------
                                                              2002                 2003
                                                          ------------         ------------
                                                                               (AS RESTATED)
      Loss applicable to common stockholders              $    (36,897)        $    (41,538)
                                                          ============         ============

      Basic and diluted:

      Weighted average shares of common stock
          outstanding                                       64,833,595           66,726,872

                                                          ------------         ------------
      Weighted average shares used in                       64,833,595           66,726,872
          computing basic and diluted net loss per
          share

      Basic and diluted net loss per share                $      (0.57)        $      (0.62)
                                                          ============         ============


THIS EXHIBIT CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM DSL.NET, INC.'S QUARTERLY REPORT ON FORM 10-Q/A FOR THE QUARTER ENDED SEPTEMBER 30, 2003 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH REPORT.